                                                                  Exhibit (3) b.

            APPROVED AT BOARD OF DIRECTORS MEETING ON MARCH 26, 2002

At a meeting of the Board of Directors held on March 26, 2002, it was:

RESOLVED, that the first sentence of Section 3.2 of the Bylaws of the Corporation be amended to read as follows: "The number of Directors shall be eight (8)."

RESOLVED, that effective April 22, 2002, Sections 4.1, 4.8, 4.9 and 4.10 of the Bylaws of the Corporation be deleted and the following inserted in their place:

         Section 4.1. Officers. The officers of the Corporation shall be a
                      --------
         President, a Treasurer and a Secretary and, where elected, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents and the holders of such other offices as may be established in accordance with the provisions of Section 4.3. Any two or more offices may be held by the same person; provided that the same person shall not hold the offices of both President and Secretary, unless the Corporation has only one stockholder, in which event such stockholder may hold all offices. The officers shall have the authority and shall perform such duties as generally pertain to their offices and as may lawfully be provided by these bylaws or by resolution of the Board of Directors not inconsistent with these bylaws.

         The Board of Directors shall designate a chief executive officer and may designate a chief operating officer and a chief financial officer from among the officers of the Corporation.

         The chief executive officer shall have general direction of the business, affairs and property of the Corporation and may prescribe the duties to be performed by the officers of the Corporation in addition to those prescribed by these bylaws or the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board (if he is not the chief executive officer).

         Section 4.8  Chairman and Vice Chairman of the Board. The Chairman of
                      ---------------------------------------
         the Board of Directors shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be assigned to him by the Board of Directors. The Vice Chairman of the Board of

         Directors shall, in the absence, disqualification or inability to act of the Chairman of the Board and the President, exercise their powers and discharge their duties and shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the chief executive officer. Each of the Chairman of the Board and the Vice Chairman of the Board shall have the power to sign all contracts and agreements authorized by the Board of Directors unless it otherwise directs.

         4.9 President. The President shall, in the absence, disqualification or
             ---------
         inability to act of the Chairman of the Board, exercise his powers and discharge his duties and shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the chief executive officer (if the President is not the chief executive officer). The President shall have the power to sign all contracts and agreements authorized by the Board of Directors unless it otherwise directs.

         Section 4.10 Vice Presidents. The Vice President or Vice Presidents
                      ---------------
         shall perform such duties as from time to time may be assigned by the Board of Directors, the Chairman or Vice Chairman of the Board or the President and shall have such other powers or authorities as are elsewhere conferred upon them in these bylaws. In the order designated by the Board of Directors (and if no such designation is made, in the order of election as Vice Presidents), the Vice Presidents shall, in the absence, disqualification or inability to act of the President (and, if one is elected, the Vice Chairman of the Board) exercise the powers and discharge the duties of the President.

                                                                  Exhibit (3) b.

                                RESTATED BYLAWS

                                       OF

                            S & K FAMOUS BRANDS, INC.

                    (Conformed to include amendments to date)

                                    ARTICLE I


                                     OFFICES

         Section 1.1. Principal Office.  The principal office of the Corporation
                      -----------------
shall be at 11100 West Broad Street, Richmond, Virginia.

         Section 1.2. Registered Office. The Registered Office of the
                      ------------------
Corporation in Virginia (as required by law) shall be at such place as the Board of Directors shall from time to time by resolution determine, and may, but need not, be at the principal office of the Corporation.

         Section 1.3. Other Offices. The Corporation may, in addition to its
                      --------------
principal office, have offices at such other places either within or without Virginia as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS' MEETINGS

         Section 2.1. Annual Meetings. The annual meeting of the stockholders of
                      ----------------
the Corporation shall be held on the last Thursday in May of each year, if not a legal holiday in Virginia, and if a legal holiday, then on the next succeeding business day. If, in the judgment of the President or the Board of Directors, an annual meeting of stockholders should not be held on the day designated in these Bylaws because of the unavailability of necessary information, or for other sufficient reason, a substitute annual meeting may be called in accordance with the provisions of Section 2.2 of this Article. Any meeting so called shall be designated and treated for all purposes as the annual meeting.

         Section 2.2. Special Meetings. A special meeting of the stockholders
                      -----------------
may be called by the Chairman of the Board of Directors, the President, or the Board of Directors, or by Stockholders if required by law, or, at the direction of any of the foregoing, the Secretary. Only business within the purpose or purposes described in the notice for a special meeting of Stockholders may be conducted at the meeting.

         Section 2.3. Place of Meetings. Each annual and special meeting of the
                      ------------------
stockholders shall be held at the principal office of the Corporation or at such other place, within or without Virginia, as the Board of Directors may designate in the notice of the meeting.

         Section 2.4. Notice of Meetings.  Written notice of each annual and
                      -------------------
special meeting of the stockholders shall be given by or at the direction of the officer or other persons calling the meeting. The notice shall state the place, day and hour of the meeting and such other information as may be required by law and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise required herein or by law, a copy of the notice shall be delivered personally or mailed to each stockholder of record entitled to vote at such meeting not less than ten days nor more than fifty days before such meeting. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his or her address as it appears on the stock transfer books of the Corporation, unless he or she shall have filed with the Secretary of the Corporation a written request that notices be mailed to some other address, in which case it shall be mailed to the address designated in such request.

         Notice of a stockholders' meeting to act on an amendment of the articles of incorporation or on a reduction of stated capital or on a plan of merger, consolidation or exchange shall be given in the manner provided above not less than twenty-five nor more than fifty days before the date of the meeting. Any such notice shall be accompanied by a copy of the proposed amendment or plan of reduction or merger, consolidation or exchange.

         Section 2.5. Waiver of Notice. Any notice herein or by law required may
                      -----------------
be waived in a writing signed by the person entitled to the notice before or after the time of the event for which notice was required to be given, and such waiver shall be the equivalent of the giving of notice. A stockholder who attends a meeting shall be deemed to have had timely and proper notice of the meeting, unless such stockholder attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. No notice of the reconvening of any adjourned or recessed meeting need be given.

         Section 2.6. Quorum. Except as otherwise provided by law or in the
                      -------
articles of incorporation, at any meeting of the stockholders of the Corporation, the presence in person or by proxy of the holders of a majority in number of the outstanding shares of stock entitled to vote at such meeting shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority in voting power of the stockholders present in person or by proxy and entitled to vote may adjourn the meeting from time to time and from place to place until a quorum is obtained. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

         Section 2.7. Organization. At any meeting of the stockholders, the
                      -------------
Chairman of the Board or, if he or she is absent or no Chairman of the Board is in office, the President or, in their absence, a person chosen by a majority vote of the stockholders present in person or by proxy and entitled to vote shall act as chairman of the meeting. The Secretary or an Assistant Secretary or, in the discretion of the chairman, any person designated by him or her shall act as secretary of the meeting.

         Section 2.8. Business and Order of Business. At any meeting of the
                      -------------------------------
stockholders, such business may be transacted as may properly be brought before such meeting, whether or not such business is stated in the notice of meeting or in waiver of notice thereof, except as otherwise by law or by these bylaws expressly provided. The order of business of all meetings of stockholders shall be as determined by the chairman, but such order of business may be changed by a majority in voting power of the stockholders present in person or by proxy and entitled to vote at the meeting.

         Section 2.9.  Voting. Except as otherwise provided by law, only the
                       -------
holders of shares given voting power by and as provided in the articles of incorporation shall be entitled to vote upon matters to be voted upon by the stockholders. At any meeting of stockholders held for any purpose, each holder of record of stock entitled to vote thereat shall be entitled to vote the shares of such stock standing in his or her name on the books of the Corporation on the date determined in accordance with Section 6.7. Except for the election of directors, the holders of shares permitted to vote shall be entitled to one vote for each outstanding share held on each matter submitted to a vote at a meeting of stockholders; and if a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation. Directors shall be elected upon the vote provided in Section 3.3.

         Section 2.10. Method of Voting. Any stockholder entitled to vote may
                       -----------------
vote either in person or by proxy executed in writing by the stockholder or his duly authorized attorney-in-fact and delivered to the secretary of the meeting or other designated person. No proxy shall be valid after eleven months from its date unless the proxy provides for a longer period. No authorization of an attorney-in-fact to execute a proxy shall be valid after ten years from its date, but such proxies may be accepted as valid in the absence of notice to the contrary. At any time before the shares to which a proxy relates are voted, the proxy may be revoked by a written notice to the secretary of the meeting, which revocation may be in the form of a substitute proxy.

         Section 2.11. Taking of Votes. Any vote taken at a meeting of
                       ----------------
stockholders shall be viva voce or by ballot as the chairman of the meeting may decide, except that upon demand for a vote by ballot on any question or election made in person or by proxy by any stockholder or stockholders holding in the aggregate at least one-fifth of the stock entitled to vote on any question, such vote shall be by ballot.

         Section 2.12. Voting List. At least ten days before each meeting of
                       ------------
stockholders, a complete list of the stockholders entitled to vote at any such meeting or any adjournment thereof, with the address of and the number of shares held by each, shall be prepared and kept on file subject to inspection by any stockholder during regular business hours at the principal office of the Corporation, at its registered office or at the office of its transfer agent or registrar. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any stockholder during the meeting. The original stock transfer books shall be prima facie evidence who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

         Section 2.13. Election Inspectors. Two or more inspectors of election
                       --------------------
may be appointed by the Board of Directors before each meeting of the stockholders; and if no such appointment has been made, or if any inspector thus appointed shall not be present, the chairman of the meeting may, and if requested by stockholders holding in the aggregate at least one-fifth of the stock entitled to vote at the meeting shall, appoint such an inspector or inspectors to determine the qualifications of voters, the validity of proxies and the number of shares represented at the meeting, to supervise voting and to ascertain the results thereof.

         Section 2.14. Action by Stockholders Without a Meeting. Any action
                       -----------------------------------------
required to be taken at a meeting of the stockholders of the Corporation, or which may be taken at such a meeting, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of stockholders.

                                   ARTICLE III

                                    DIRECTORS

         Section 3.1.  General Powers. The business and affairs of the
                       ---------------
Corporation shall be managed by the Board of Directors, and all corporate powers shall be exercised by the Board of Directors, except as otherwise expressly required by these bylaws, by the articles of incorporation or by law.

         Section 3.2.  Number, Term of Office and Qualifications. The number of
                       ------------------------------------------
directors shall be eight (8). A Board of Directors shall be elected annually in the manner provided in these bylaws, and each director shall hold office until the annual meeting next following his election and until his or her successor shall have been elected, or until his or her death, resignation or removal. No decrease in the number of directors by amendment to these bylaws shall have the effect of shortening the term of any incumbent director. Directors need not be stockholders or residents of Virginia unless the articles of incorporation so require.

         Section 3.3   Election. At any meeting of stockholders for the election
                       ---------
of directors, a quorum being present, every stockholder entitled to vote on the election of directors shall have the right to vote in person or by proxy the number of shares owned by him or her for as many persons as there are directors to be elected at that time and for whose election he or she has a right to vote. The persons receiving the greatest number of votes shall be the directors even though not receiving a majority. If the election of directors shall not be held on the day designated for the annual meeting of stockholders or at any adjournment of such meeting, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

         Section 3.4.  Annual Meeting. The Board of Directors may meet, without
                       ---------------
notice of such meeting for the purpose of the election of officers and the transaction of other business, on the same day as, at the place at which and as soon as practicable after each annual election of directors is held. Such annual meeting may be held at any other time or place specified in a notice given hereinafter provided for special meetings of the Board of Directors or in a waiver of notice thereof.

         Section 3.5.  Regular Meetings.  Regular meetings of the Board of
                       -----------------
Directors may be held at such times and places as may be fixed from time to time by action of the Board of Directors.

         Section 3.6.  Special Meetings.  Special meetings of the Board of
                       -----------------
Directors shall be held whenever called by the Chairman of the Board, the President, any two or more directors or, at the direction of any of the foregoing, the Secretary.

         Section 3.7.  Place of Meeting, etc. The Board of Directors may hold
                       ----------------------
its meetings at such place or places within or without Virginia as the Board of Directors may from time to time by resolution designate or (unless contrary to resolution of the Board of Directors) at such place as shall be designated in the respective notices or waivers of notice thereof. In the absence of any designation, the meeting shall be held at the principal office of the Corporation.

         Section 3.8.  Participation by Conference Telephone. Unless otherwise
                       --------------------------------------
restricted by the articles of incorporation, members of the Board of Directors or any committee designated thereby may participate in any meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting. When such a meeting is conducted my means of a conference telephone or similar communications equipment, a written record shall be made of the action taken at such meeting.

         Section 3.9.  Notice of Meetings. Unless required by resolution of the
                       -------------------
Board of Directors, notice of any regular meeting of the Board need not be given. Notice of each special meeting shall be mailed to each director at his or her residence or usual place of business at least three days before the date on which the meeting is to be held; or such notice shall be sent to each director at such place by telegraph, cable, or wireless or be delivered to him or her personally or by telephone not later than twenty-four hours before the time at which the meeting is to be held. Every such notice shall state the time and place of the meeting, but need not state the business to be transacted nor the purposes of the meeting. No notice of the reconvening of any adjourned or recessed meeting need be given.

         Section 3.10. Waivers of Notice of Meeting. Anything in these bylaws or
                       -----------------------------
in any resolution adopted by the Board of Directors to the contrary notwithstanding, proper notice of any meeting of the Board of Directors shall be deemed to have been given to any director if such notice shall be waived by him in writing (including telegraph, cable or wireless) before or after the meeting. Neither the business to be transacted nor the purpose of the meeting, whether regular or special, need be specified in the waiver. A director who attends a meeting shall be deemed to have had timely and proper notice thereof, unless he or she attends for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Section 3.11. Organization of Meeting. At each meeting of the Board of
                       ------------------------
Directors, the Chairman of the Board or, if he or she is absent or no Chairman of the Board is in office, the President or, in their absence, a director chosen by the majority of the directors present shall act as chairman. The Secretary of the Corporation or an Assistant Secretary or, in the discretion of the chairman, any person appointed by the Secretary shall act as secretary of the meeting.

         Section 3.12. Quorum and Manner of Acting. A majority of the number of
                       ----------------------------
directors at the time fixed by these bylaws shall constitute a quorum for the transaction of business. The act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had. The directors shall act only as a Board, and the individual directors shall have no power as such.

         Section 3.13. Action by Directors Without a Meeting. Any action
                       --------------------------------------
required to be taken at a meeting of the Board of Directors or that may be taken at a meeting of the Board of Directors or of a committee established by the Board of Directors may be taken without a meeting if a consent in writing setting forth the action shall be signed either before or after such action by all of the directors or all of the members of the committee, as the case may be. Such consent shall have the same force and effect as an unanimous vote.

         Section 3.14. Resignations. Any director of the Corporation may resign
                       -------------
at any time, orally or in writing, by notifying the Chairman of the Board, President or Secretary of the Corporation. Such resignation shall take effect at the time therein specified, and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.15. Removal of Directors. Any director may be removed at any
                       ---------------------
time, either with or without cause, by the affirmative vote of a majority in voting power of the stockholders of record of the Corporation entitled to elect a successor, given in person or by proxy at a special meeting of such stockholders called expressly for that purpose, at which a quorum shall be present.

         Section 3.16. Vacancies. Any vacancy in the Board of Directors, caused
                       ----------
by death, resignation, removal, disqualification or any other cause (other than an increase by more than two in the number of directors) may be filled for the unexpired term by the majority vote of the remaining directors then in office, though less than a quorum, at any regular or special meeting of the Board of Directors.

         Section 3.17. Compensation. Each director who is not a salaried
                       -------------
employee of the Corporation may be paid such amount per annum or such fees for attendance at directors' meetings, or both, and such additional amounts for service upon committees as the Board of Directors shall from time to time determine, together with reimbursement for the reasonable expenses incurred by him or her in connection with the performance of his or her duties. Nothing in this section shall preclude any director from serving the Corporation or its subsidiaries in any other capacity and receiving proper compensation therefor.

         Section 3.18. Executive Committee. The Board of Directors may, by
                       --------------------
resolution adopted by a vote of a majority of the number of directors at the time fixed by these bylaws, designate two or more of their number as an Executive Committee. While the Board of Directors is not in session, the Executive Committee, if there then be such a committee, shall have and exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, subject to the restrictions hereinafter set out and further subject to such limitations upon its authority as the Board of Directors may from time to time impose. In no event shall the Executive Committee, or any other committee, have authority to approve an amendment to the articles of incorporation, a plan of merger or consolidation, a plan of exchange under which the Corporation would be acquired, the sale, lease or exchange, or the mortgage or pledge for a consideration other than money, of all, or substantially all, of the property and assets of the Corporation otherwise than in the usual and regular course of the business of the Corporation, or the voluntary dissolution of the Corporation or revocation of voluntary dissolution procedures.

         Section 3.19. Other Committees. In addition to an Executive Committee,
                       -----------------
the Board of Directors may, by resolution adopted by a vote of a majority of the directors present at a meeting at which a quorum is present, designate other committees consisting of two or more directors. Such other committees may include an Audit Committee, which may recommend the selection of auditors and accountants, review the adequacy of internal financial controls and review the scope and results of the audit or other financial statements.

         Section 3.20. Operation of Committees. Unless the Board of Directors by
                       ------------------------
resolution otherwise provides, each committee shall choose its own chairman and secretary and shall record all its acts and proceedings and report the same from time to time to the Board of Directors.

         Regular meetings of any committee, of which no notice shall be necessary, may be held at such times and in such places as shall be determined by a majority of the committee. Special meetings of any committee may be called at the request of any member of the committee. Notice of any special meeting of a committee shall be given by the person calling the same as provided by these bylaws for special meetings of the full Board of Directors. Notice of any such meeting may be waived as provided by these bylaws in the case of meetings of the full Board of Directors.

         A majority of any committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee. Action by a committee may be taken without a meeting as provided in Section 3.13. Members of any such committee shall act only as a committee and the individual members shall have no power as such.

         The Board of Directors shall have the power at any time to change the members of, fill vacancies in and discharge any committee, either with or without cause. The appointment of any director to any committee, if not sooner terminated, shall automatically terminate upon the expiration of his or her term as a director or upon the earlier cessation of his or her membership on the Board of Directors.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.1.  Officers. The officers of the Corporation shall be a
                       ---------
President, a Treasurer and a Secretary and, where elected, a Chairman of the Board, a Vice Chairman of the Board, one or more Vice Presidents, and the holders of such other offices as may be established in accordance with the provisions of Section 4.3. Any two or more offices may be held by the same person; provided that the same person shall not hold the offices of both President and Secretary, unless the Corporation has only one stockholder, in which event such stockholder may hold all offices. The officers shall have the authority and shall perform such duties as generally pertain to their offices and as may lawfully be provided by these bylaws or by resolution of the Board of Directors not inconsistent with these bylaws.

         The Board of Directors shall designate a chief executive officer and may designate a chief operating officer and a chief financial officer from among the officers of the Corporation.

         The chief executive officer shall have general direction of the business, affairs and property of the Corporation and may prescribe the duties to be performed by the officers of the Corporation in addition to those prescribed by these bylaws or the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board (if he is not the chief executive officer).

         Section 4.2. Election, Term of Office and Qualifications. Except as
                      --------------------------------------------
provided for subordinate officers in Section 4.3, the officers shall be elected annually by the Board of Directors as soon as practicable after the annual election of Directors in each year and may be elected at such other time or times as the Board of Directors shall determine. Each officer shall hold office until his or her successor shall have been duly chosen and shall qualify or until his or her death, resignation or removal in the manner hereinafter provided.

         Section 4.3. Subordinate Officers. The Board of Directors may from time
                      ---------------------
to time establish officers in addition to those designated in Section 4.1 with such duties as are provided in these bylaws or as the Board of Directors may from time to time determine. Such subordinate officers may be elected or appointed by the Board of Directors or may be appointed by such other officers as may be designated by the Board of Directors.

         Section 4.4. Removal. Any officer may be removed, either with or
                      --------
without cause, by resolution declaring such removal to be in the best interests of the Corporation and adopted at any regular or special meeting of the Board of Directors by a majority of the directors then in office. Any officer appointed otherwise than by the Board of Directors also may be removed, with or without cause, by any officer having authority to appoint whenever such officer considers such removal to be in the best interest of the Corporation.

         Any such removal shall be without prejudice to the recover of damages for breach of the contract rights, if any, of the person removed. Election or appointment of an officer or agent shall not of itself, however, create contract rights.

         Section 4.5. Resignations. Any officer may resign at any time by giving
                      -------------
oral or written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time therein specified; and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective. No resignation hereunder, however, or the acceptance thereof by the Board of Directors shall prejudice the contract or other rights, if any, of the Corporation with respect to the person resigning.

         Section 4.6. Vacancies or Absences. A vacancy in any office because of
                      ----------------------
death, resignation, removal, disqualification or any other cause shall be filled for the unexpired portion of the term by the Board of Directors or by such other officer as may be designated by the Board of Directors. During the absence of any officer of the Corporation, or his or her disqualification or inability to act, the President (if not absent, disqualified or unable) may by written order or the Board of Directors may by resolution delegate the powers of such officer to any other officer or employee of the Corporation.

         Section 4.7.  Compensation. Salaries or other compensation of the
                       -------------
officers may be fixed from time to time by the Board of Directors or in such manner as it shall determine. No officer shall be prevented from receiving his or her salary by reason of the fact that he or she is also a director of the Corporation.

         Section 4.8.  Chairman and Vice Chairman of the Board. The Chairman of
                       ----------------------------------------
the Board of Directors shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be assigned to him by the Board of Directors. The Vice Chairman of the Board of Directors shall, in the absence, disqualification or inability to act of the Chairman of the Board and the President, exercise their powers and discharge their duties and shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the chief executive officer. Each of the Chairman of the Board and the Vice Chairman of the Board shall have the power to sign all contracts and agreements authorized by the Board of Directors unless it otherwise directs.

         Section 4.9.  President. The President shall, in the absence,
                       ----------
disqualification or inability to act of the Chairman of the Board, exercise his powers and discharge his duties and shall perform such other duties as from time to time may be assigned to him by the Board of Directors, the Chairman of the Board or the chief executive officer (if the President is not the chief executive officer). The President shall have the power to sign all contracts and agreements authorized by the Board of Directors unless it otherwise directs.

         Section 4.10. Vice Presidents. The Vice President or Vice Presidents
                       ----------------
shall perform such duties as from time to time may be assigned by the Board of Directors, the Chairman or Vice Chairman of the Board or the President and shall have such other powers or authorities as are elsewhere conferred upon them in these bylaws. In the order designated by the Board of Directors (and if no such designation is made, in the order of election as Vice Presidents), the Vice Presidents shall, in the absence, disqualification or inability to act of the President (and, if one is elected, the Vice Chairman of the Board) exercise all the powers and discharge the duties of the President.

         Section 4.11. Treasurer. Except as may otherwise be specifically
                       ----------
provided by the Board of Directors or any duly authorized committee thereof, the Treasurer shall have the custody of and be responsible for all funds and securities of the Corporation; receive and receipt for money paid to the Corporation from any source whatsoever; deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these bylaws; against proper vouchers, cause such funds to be disbursed by check or draft on the authorized depositories of the Corporation signed in such manner as shall be determined in accordance with the provisions of these bylaws; regularly enter or cause to be entered in books to be kept by him or her or under his or her direction full and adequate accounts of all money received and paid for the account of the Corporation; in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors, any duly authorized committee of directors, or the President; and have such other powers and authorities as are elsewhere in these bylaws conferred.

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

         Section 4.12. Secretary. The Secretary shall act as secretary of all
                       ----------
meetings of stockholders and the Board of Directors; shall keep the minutes thereof in the proper book or books to be provided for that purpose; shall see that all notices required to be given by the Corporation are duly given and served; shall be the custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with the provisions of these bylaws; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a corporation and shall see that any reports or statements relating thereto, required by law or otherwise, are properly kept and filed; shall, in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned by the Board of Directors, any duly authorized committee of directors or the President; and shall have such other powers and authorities as are elsewhere in these bylaws conferred upon him or her.

         Section 4.13. Assistant Treasurers and Assistant Secretaries. Assistant
                       -----------------------------------------------
Treasurers and Assistant Secretaries shall perform such duties as shall be assigned by the Treasurer and the Secretary, respectively, the Board of Directors, any duly authorized committee of directors, or the President; and shall have such other powers and authorities as are elsewhere in these bylaws conferred upon them.

         Section 4.14. Certain Officers to Give Bonds. Every officer, agent or
                       -------------------------------
employee of the Corporation who may receive, handle or disburse money for its account or who may have any of the Corporation's property in his or her custody or be responsible for its safety or preservation may be required, in the discretion of the Board of Directors, to give bond in such sum and with such sureties and in such form as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation in the event of death, resignation or removal from office of such officer, of all books, papers, vouchers, moneys and other property of whatsoever kind in his or her custody belonging to the Corporation.

                                    ARTICLE V

                               CONDUCT OF BUSINESS

         Section 5.1.  Execution of Contracts and Other Documents. Except as
                       -------------------------------------------
otherwise required by law, the articles of incorporation or these bylaws, the Board of Directors or any duly authorized committee or directors may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation to enter into any contract or execute any deed or other instrument, and any such authority may be general or confined to specific instances. Whenever the Board of Directors or duly authorized committee of directors, in authorizing or directing the execution of any contract, deed or other instrument, shall fail to specify the officer or officers or other agent or agents who are to execute the same, such contract, deed, or other instrument shall be executed on behalf of the Corporation by the Chairman of the Board, the President or any Vice President and, where necessary or appropriate, the corporate seal shall be affixed thereto and attested by the Secretary or any Assistant Secretary.

         Section 5.2.  Loans.  Any officer or officers or agent or agents of the
                       ------
Corporation authorized by the Board of Directors or by any duly authorized committee of directors may effect loan or advances at any time for the Corporation in the ordinary course of the Corporation's business from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidence of indebtedness of the Corporation, and when authorized so to do, may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority conferred by the Board of Directors or any duly authorized committee of directors may be general or confined to specific instances.

         Section 5.3. Checks, Drafts, Etc. All checks, drafts and other orders
                      --------------------
for payment of money out of the funds of the Corporation shall be signed on behalf of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or any duly authorized committee of directors.

         Section 5.4. Deposits. The funds of the Corporation not otherwise
                      ---------
employed shall be deposited from time to time to the order of the Corporation in such banks, trust companies or other depositaries as the Board of Directors or any duly authorized committee of directors may from time to time select, or as may be selected by an officer or officers or agent or agents of the Corporation to whom such power may from time to time be delegated by the Board of Directors or any duly authorized committee of directors.

         Section 5.5. Securities Held by Corporation. Unless otherwise provided
                      -------------------------------
by resolution of the Board of Directors, the President may from time to time himself, or by such proxy or proxies, attorney or attorneys, or other agent or agents of the Corporation as he or she shall designate, in the name and on behalf of the Corporation cast the votes to which the Corporation may be entitled as a stockholder or otherwise in any other corporation or entity at meetings or consent in writing to any action by any such other corporation or entity; and the President may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and execute or cause to be executed on behalf of the Corporation and under its corporate seal, or otherwise, such written proxies, consents, waivers or other instruments as he or she may deem necessary or desirable.

                                   ARTICLE VI

                                  CAPITAL STOCK

         Section 6.1. Stock Certificates. Every stockholder of the Corporation
                      -------------------
shall be entitled to a certificate or certificates, in form approved by the Board of Directors, certifying the number and class of shares of the capital stock of the Corporation owned by him or her. Each certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary or any other officer of the Corporation authorized by these bylaws or a resolution of the Board of Directors. The signatures of the officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon a stock certificate shall have ceased to be an officer of the Corporation before the certificate is issued, it may be issued by the Corporation with the same effect as if he or she were an officer at the date of its issue. All stock certificates of the Corporation shall be numbered and shall be entered in the books of the Corporation as they were issued. No fractional shares shall be issued.

         Section 6.2. Scrip. In lieu of fractional shares, the Board of
                      ------
Directors may issue scrip in registered or bearer form that shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share. Scrip shall not entitle the holder to exercise voting rights and except as otherwise provided therein, shall not entitle the holder to receive dividends thereon or to participate in any of the assets of the corporation in the event of liquidation. The Board of Directors may cause scrip to be issued subject to the condition that it shall become void if not exchanged for certificates representing full shares before a specified date, or subject to the condition that the shares for which such scrip is exchangeable may be sold by the Corporation and the proceeds thereof held for the holders of such scrip, or subject to any other conditions that the Board of Directors may deem advisable. When a shareholder would otherwise be entitled to a fractional share upon a conversion of shares or a dividend payable in shares, the Board of Directors may, in lieu of issuing scrip, authorize payments in cash based on the fair value of the shares as determined by the Board of Directors and their determination, in the absence of fraud, shall be final.

         Section 6.3. Stock Ledger. A record shall be kept by the Secretary,
                      -------------
transfer agent or by any other officer, employee or agent designated by the Board of Directors of the name and address of the person, firm or corporation holding capital stock represented by certificates of the Corporation, the number of shares of each class or series represented by such certificates, respectively, the respective dates thereof and, in case of cancellation, the respective dates of cancellation.

         Section 6.4. Registered Stockholders. Only stockholders of record on
                      ------------------------
the stock records of the Corporation shall be entitled to be treated by the Corporation as the holders of the stock standing in their respective names, and except to the extent, if any, required by law, the Corporation shall not be obligated to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof.

         Section 6.5. Registration of Transfers. Registration of transfers of
                      --------------------------
stock shall be made on the stock transfer books upon surrender of the certificate therefor, endorsed or accompanied by a written assignment signed by the holder of record or by the holder's duly authorized attorney-in-fact. The Board of Directors may from time to time make reasonable regulations governing transfers of stock and other securities. Unless otherwise required by law, no transfer shall be registered that would violate the terms of any written agreement to which the Corporation, and either the transferor or transferee, is a party.

         Section 6.6. Cancellation. Every certificate surrendered to the
                      -------------
Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 6.8.

         Section 6.7. Record Dates.  For the purpose of determining stockholders
                      -------------
entitled to notice of or to vote at any meeting of stockholders to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of

Directors may fix in advance a date as the record date for any such determination of stockholders, such date to be not more than fifty days before the date on which the particular action requiring such determination of stockholders is to be taken. In such event, only those stockholders as shall be stockholders of record on the date so fixed shall be entitled to be treated as stockholders of the Corporation for the purposes of the action for which the determination of stockholders is being made, notwithstanding any transfer of any stock on the books of the Corporation after such record date. If no record date is fixed, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring a dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as herein provided, such determination shall apply to any adjournment thereof.

         Section 6.8. Lost Certificates. Any person claiming a certificate of
                      ------------------
stock to be lost, stolen or destroyed shall furnish proof of that fact satisfactory to an officer of the Corporation and shall agree, with such surety as may be prescribed by the Board of Directors of the Corporation, to indemnify and save the Corporation harmless from and against all liabilities, damages, costs and expenses arising out of the loss, theft or destruction, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen or destroyed. The Board of Directors may at any time authorize the issuance of a new certificate to replace a certificate alleged to be lost, stolen or destroyed upon such other lawful terms and conditions as it shall from time to time prescribe.

         Section 6.9. Dividends. Dividends upon the capital stock of the
                      ----------
Corporation may be declared by the Board of Directors at any regular or special meeting as provided by the laws of Virginia and the articles of incorporation. Before payment of any dividend or making any distribution of profits, there may be set aside out of the surplus or net profits of the Corporation such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund for meeting contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purposes as the Directors shall deem in the best interests of the Corporation.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.1. Seal.  The corporate seal of the Corporation shall be in
                      -----
such form as may be approved from time to time by the Board of Directors.

         Section 7.2. Fiscal Year. The books of account of the Corporation shall
                      ------------
be kept and annual financial statements shall be prepared on the basis of a calendar or other fiscal year to be determined by resolution of the Board of Directors.

         Section 7.3. Books and Records. The Corporation shall maintain correct
                      ------------------
and complete books and records of account and shall keep minutes of the proceedings of its stockholders, the Board of Directors and any designated committees thereof.

         Section 7.4. Inspection of Books and Records. Any person who shall have
                      --------------------------------
been a stockholder of record for at least six months immediately preceding his or her demand or who shall be the holder of record of at least five percent of all the outstanding shares of the Corporation's stock, upon written demand stating the purpose thereof, shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the Corporation's books and records of accounts, minutes and records of stockholders, and to make copies or extracts therefrom.

         Section 7.5. Financial Statements. Upon the written request of any
                      ---------------------
stockholder, the Corporation shall mail to such stockholder its most recent published financial statement showing in reasonable detail its assets and liabilities and the results of its operations.

                                  ARTICLE VIII

                                INDEMNIFICATIONS

         Section 8.1. Indemnification.  The Corporation shall indemnify any
                      ----------------
director, officer, employee, or agent as provided by the laws of Virginia and the articles of incorporation.


                                   ARTICLE IX

                                   AMENDMENTS

         Section 9.1. By the Directors. The Board of Directors by a majority
                      -----------------
vote thereof shall have the power to make, alter, amend or repeal the bylaws of the Corporation at any regular or special meeting thereof. This power shall not be exercised by the Executive Committee.

         Section 9.2. By the Stockholders. All bylaws shall be subject to
                      --------------------
amendment, alteration or repeal by the stockholders entitled to vote at any annual or at any special meeting. The stockholders, at any annual or at any special meeting, may provide that certain bylaws by them adopted, approved or designated may not be amended, altered or repealed, except by a certain specified percentage in interest of the stockholders or by a certain specified percentage in interest of a particular class of stockholders.